EXHIBIT 99.1

HUTCHINSON TECHNOLOGY ANNOUNCES RESULTS OF TENDER/EXCHANGE OFFER

HUTCHINSON, Minn., Feb. 9, 2011 — Hutchinson Technology Incorporated (NASDAQ: HTCH) today announced the final results of its previously announced offer to exchange for new securities or purchase for cash, at the election of each holder and subject to certain limitations, up to $75,294,000 of its 3.25% Convertible Subordinated Notes due 2026 (the “Old Notes”). The tender/exchange offer for the Old Notes expired at 5:00 p.m., New York City time, on February 8, 2011.

The company has been advised by Global Bondholder Services Corporation, the exchange and information agent for the tender/exchange offer, that, as of the expiration of the offer, $187,284,000 aggregate principal amount of Old Notes had been tendered for purchase or exchange, representing approximately 95 percent of the principal amount of the outstanding Old Notes. The consideration for the tender/exchange offer will be delivered promptly by the exchange and information agent.

In accordance with the terms of the tender/exchange offer, the company will make cash payments of $30,000,000 for the purchase of $35,294,000 aggregate principal amount of the Old Notes. Because the cash required to purchase the Old Notes tendered for cash exceeded the applicable limit, the amount of Old Notes accepted for purchase in the tender will be prorated.

In further accordance with the terms of the tender/exchange offer, the company will issue $40,000,000 aggregate principal amount of a new series of 8.50% Convertible Senior Notes due 2026 (the “New Notes”) in exchange for $40,000,000 aggregate principal amount of the Old Notes. Because the aggregate principal amount of the Old Notes tendered for exchange, including any Old Notes tendered for cash but not accepted for purchase for cash, exceeded the applicable limit, the Old Notes accepted for purchase in the exchange offer will be prorated.

A total of $122,206,000 principal amount of Old Notes will remain outstanding after completion of the tender/exchange offer.

Citadel Securities, LLC acted as the dealer manager in connection with the tender/exchange offer. Additional information regarding the tender/exchange offer may be obtained from the dealer manager or the exchange and information agent at each of their addresses set forth below:

Citadel Securities, LLC 601 Lexington Avenue, 29th Floor New York, New York 10022 Attn: Capital Markets Toll Free: (877) 660-1735	Global Bondholder Services Corporation 65 Broadway – Suite 404 New York, New York 10006 Attn: Corporate Actions Banks and Brokers call: (212) 430-3774 Toll free: (866) 807-2200

This news release does not constitute an offer to sell the New Notes or the solicitation of an offer to exchange or purchase the Old Notes, nor will there be any sale of the New Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The tender/exchange offer was made only pursuant to the Prospectus.

About Hutchinson Technology Incorporated

Hutchinson Technology is a global technology manufacturer committed to creating value by developing solutions to critical customer problems. The company’s Disk Drive Components Division is a key worldwide supplier of suspension assemblies for disk drives. The company’s BioMeasurement Division is focused on bringing new technologies and products to the market that provide information clinicians can use to improve the quality of health care and reduce costs.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release that are not statements of historical fact, including statements related to the terms and timing of the tender/exchange offer and the Company’s ability to achieve the stated purpose of the tender/exchange offer, should be considered forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “anticipate,” “expect,” “intend,” “estimate,” “approximate,” “plan,” “goal” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Although we believe these statements are reasonable, forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those projected by such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those disclosed in the Prospectus under the heading “Risk Factors,” and those incorporated by reference therein in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2010, as filed with the SEC on December 10, 2010. This list of factors is not exhaustive, however, and these or other factors, many of which are outside of our control, could have a material adverse effect on us and our results of operations. Therefore, you should consider these risk factors with caution and form your own critical and independent conclusions about the likely effect of these risk factors on our future performance. Forward-looking statements speak only as of the date on which the statements are made, and we undertake no obligation to update any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. You should carefully review the disclosures and the risk factors described in the Prospectus and other documents we file from time to time with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth herein.